Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 14, 2006, with respect to the consolidated financial statements of ITLA Capital Corporation, ITLA Capital Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ITLA Capital Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

Form S-3 Nos. 333-102194, 333-102194-01 and 333-102194-02	ITLA Capital Corporation, ITLA Capital Trust VI and ITLA Capital Trust VII
Form S-8 Nos. 333-28901 and 333-86040	ITLA Capital Corporation 1995 Employee Stock Incentive Plan
Form S-8 No. 333-129703	ITLA Capital Corporation 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan
Form S-8 No. 333-28931	ITLA Capital Corporation 1995 Stock Option Plan for Non-Employee Directors
Form S-8 No. 333-129702	ITLA Capital Corporation 2005 Re-Designated, Amended and Restated Stock Option Plan for Non-Employee Directors
Form S-8 No. 333-28899	ITLA Capital Corporation Voluntary Retainer Stock and Deferred Compensation Plan for Outside Directors
Form S-8 No. 333-28905	ITLA Capital Corporation Recognition and Retention Plan

/s/ Ernst &Young LLP

Los Angeles, California
March 14, 2006